Exhibit 10.29

Agreement

Party A: Beijing Sohu New Era Technology Information Co., Ltd.

Party B: Beijing Sohu Internet Information Services Co., Ltd.

Both parties have reached the following agreement after friendly negotiation and consultation on the wireless services business (WSB):

1.	Rights and Obligations of Party B
a)	Party B shall be responsible for applying the relevant license for WSB business;
b)	Party B shall be responsible for coordinating with the telecom operators;
c)	Party B shall calculate the WSB revenue monthly and shall deduct the business tax, city construction tax, surcharge for education and amounts payable to the telecom operators from the revenue. After such deduction, Party B shall return the net income to Party A on a monthly basis unless otherwise instructed by Party A; and
d)	Party B is entitled to share the certain revenues according to the provisions of Article 3 of this Agreement.
2.	Rights and Obligations of Party A
a)	Party B shall be responsible for the development and maintenance of WSB system;
b)	Party B shall be responsible for establishing the system platform, the cost of which shall include the cost of servers, server hosting fees, fees for bandwidth and other costs and fees for services relating to WSB business
c)	Party B shall be responsible for marketing and promotion of WSB business;
d)	Party B shall be responsible for the R&D of the WSB products and shall bear all the costs and fees relevant to WSB contents; and
e)	Party B shall bear all the risks.

3.	The revenue sharing as provided in this Agreement shall be adjusted at the end of each year according to actual business operating situation through friendly consultation by both parties.

4.	Both parties shall negotiate if there is anything unresolved.

5.	The validity term of this Agreement is 5 years, starting from September 1, 2003 and ending on August 31, 2008. The Agreement can be changed at any time with the agreement of both parties.

By: Beijing Sohu New Era Technology Information Co., Ltd. (Seal)

Date: September 1, 2003

By: Beijing Sohu Internet Information Services Co., Ltd. (Seal)

Date: September 1, 2003